Exhibit (a)(48)

Exhibit (d)(33)

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

x
ALAN G. STEVENS, Individually and on	:	Civil Action No. 1:10-cv-04481
Behalf of All Others Similarly Situated,	:
	:	CLASS ACTION
Plaintiff,	:
	:	PLAINTIFF’S MOTION FOR TEMPORARY
vs.	:	RESTRAINING ORDER
:
SEMBCORP UTILITIES PTE LTD.,	:
:
Defendants.	:
x

PLEASE TAKE NOTICE that, upon the accompanying Declaration of Mark S. Reich (and the exhibits thereto) and Memorandum of Law in Support, plaintiff Alan G. Stevens (“plaintiff”), by his attorneys, hereby moves this Court for an order granting Plaintiff’s Motion for a Temporary Restraining Order.

PLEASE TAKE FURTHER NOTICE that oral argument is requested, and that plaintiff intends to file reply papers.

DATED: June 17, 2010	ROBBINS GELLER RUDMAN & DOWD LLP
SAMUEL H. RUDMAN
DAVID A. ROSENFELD
MARK S. REICH

MARK S. REICH

58 South Service Road, Suite 200 Melville, NY 11747 Telephone: 631/367-7100 631/367-1173 (fax)

ROBBINS GELLER RUDMAN & DOWD LLP
DARREN J. ROBBINS
RANDALL J. BARON
A. RICK ATWOOD, JR.
DAVID T. WISSBROECKER
EUN JIN LEE
655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax)

LAW OFFICES OF CURTIS V. TRINKO, LLP
CURTIS V. TRINKO
16 West 46th Street, 7th Floor New York, NY 10036 Telephone: 212/490-9550 212/986-0158 (fax)

Attorneys for Plaintiff